Exhibit 99.1

Contacts:

Brad Holmes, Investor Relations (713) 654-4009; or Thomas Cooke, CEO (713) 458-1560; or

Andrew Clifford, President (713) 458-1560; or Michael Aldridge, CFO (713) 458-1560

Website:

www•saratogaresources•com

Saratoga Resources, Inc. Provides Operations Status Update Following

Hurricane Isaac; No Material Damage Identified

HOUSTON, TX – (Business Wire) – September 5, 2012 – Saratoga Resources, Inc. (NYSE MKT: SARA, the “Company") today provided an update on the status of its operations following Hurricane Isaac. Initial inspection of the Company’s properties identified no significant damage to any of the assets. Pending restoration of power in certain areas and certification of line integrity of third party pipeline carriers, the Company’s production remains 100% shut-in. Based on input from third party infrastructure operators, the Company anticipates that third party issues will be resolved, and production restored, within approximately one week. While production remains shut-in, the Company is conducting several maintenance projects which would have otherwise caused the subject fields to be shut-in.

Regarding completion and tie back operations that were ongoing on landfall of Hurricane Isaac on August 28, 2012, the Company noted minor damage and delays in completion of those operations on the Company’s North Tiger well at Breton Sound Block 18 Field and Mesa Verde well at Vermilion Block 16 Field.  Work on those operations is now back on schedule with only minimal delay and production from these new completions expected in mid to late September.

Thomas F. Cooke, Saratoga’s Chairman and Chief Executive Officer said “Just as we saw with Hurricane Katrina in 2005 and the twin hurricanes of Gustav and Ike in 2008, our assets faired exceedingly well in withstanding Hurricane Isaac with minimal damage sustained and the ability to return to production in a very short time.  We are using this downtime to perform projects that would have required a shut down in the future. Our ability to respond quickly to Isaac with minimal damage and downtime and initiation of maintenance projects during the downtime is a testament to the high quality and efficiency of our field personnel and advance planning. In addition, we have taken advantage of commodity price increases associated with Isaac to layer-in an additional hedge of 300 BOPD at $110 per barrel for the October thru December 2012 time period and remain disciplined and active in our layered hedging strategy.”

About Saratoga Resources

Saratoga Resources is an independent exploration and production company with offices in Houston, Texas and Covington, Louisiana. Principal holdings cover 32,185 gross/net acres, mostly held-by-production (all depths), currently located in the transitional coastline and protected in-bay environment on parish and state leases of south Louisiana. Most of the company's large drilling inventory has multiple pay objectives that range from as shallow as 1,000 feet to the ultra-deep prospects below 20,000 feet in water depths of less than 10 feet. For more information, go to Saratoga's website at www.saratogaresources.com and sign up for regular updates by clicking on the Updates button.

Forward-Looking Statements

This press release includes certain estimates and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing of resumption of production or commencement of production. Words such as "expects”, "anticipates", "intends", "plans", "believes", "assumes", "seeks", "estimates", "should", and variations of these words and similar expressions, are intended to identify these forward-looking statements. While we believe these statements are accurate, forward-looking statements are inherently uncertain and we cannot assure you that these expectations will occur and our actual results may be significantly different. These statements by the Company and its management are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Important factors that could cause actual results to differ from those in the forward-looking statements include the factors described in the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

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